UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2012

SUMMIT HOTEL PROPERTIES, INC.
 (Exact Name of Registrant as Specified in its Charter)

Maryland	001-35074	27-2962512
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

SUMMIT HOTEL OP, LP
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54273	27-0617340
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 South Minnesota Avenue, Suite 2
Sioux Falls, South Dakota 57105
(Address of Principal Executive Offices) (Zip Code)

(605) 361-9566
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

The information relating to the Severance Agreement (defined below) under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 13, 2012, Troy L. Hester will join Summit Hotel Properties, Inc. (the “Company”) as the Company’s new Vice President, Chief Accounting Officer and Director of SEC Reporting.  Mr. Hester will report to Stuart J. Becker, the Company’s Executive Vice President, Chief Financial Officer and Treasurer.  Mr. Hester has thirty-two years of experience in public accounting and publicly traded companies. Mr. Hester served in several capacities between 1999 and 2012 at Temple-Inland Inc. (NYSE:TIN until acquired by International Paper Company in February 2012), most recently as its Corporate Controller and Principal Accounting Officer. Prior to working at Temple-Inland Inc., Mr. Hester served between 1993 and 1999 as Senior Vice President and Deputy Controller of Hibernia National Bank and Hibernia Corporation (NYSE:HIB until acquired by Capital One Financial Corporation in November 2005). Mr. Hester holds a BBA in Accounting from Angelo State University and is a Certified Public Accountant.

Mr. Hester’s initial annual base salary will be $200,000, and he will be eligible for an annual bonus potential equivalent to 30% of his annual base salary.

The Company intends to enter into a severance agreement with Mr. Hester, effective as of August 13, 2012 (the “Severance Agreement”).  The general terms of the Severance Agreement are described below.

Mr. Hester will receive health, medical and dental benefits similar to those available to other officers of the Company and will be eligible to participate in the Company’s 401(k) program on the same terms as all other Company employees.

The Severance Agreement provides benefits in the event Mr. Hester’s employment is terminated in connection with a Change in Control (as defined in the Severance Agreement). The Severance Agreement will become effective upon Mr. Hester’s commencement of employment with the Company and will have an initial term of three years; provided, however, that the term is automatically extended for an additional year on August 13 of each year beginning on August 13, 2015, unless, not less than thirty days prior to the termination of the then-existing term, the Company or Mr. Hester has provided notice of its intent not to extend the term further.

In the event that Mr. Hester’s employment with the Company is terminated in connection with a Change in Control (as defined in the Severance Agreement), Mr. Hester will be entitled to the following severance payments and benefits:

●	a lump sum cash payment equal to the sum of his annual base salary, annual cash incentive bonus and accrued vacation time earned but not paid to the date of termination;
●
a lump sum cash payment equal to the sum of (x) his then-current annual base salary plus (y) the greater of (i) the highest annual bonus paid to him over the three fiscal years ending immediately before the termination or (ii) fifty percent of his annual base salary in effect on the date of termination;

●
a lump sum cash payment equal to the pro rata portion of the annual bonus paid to him for the fiscal year ending immediately before the termination for the then-current fiscal year through the date of termination;

●
a lump sum cash payment equal to the sum of the annual premium or cost paid by the Company for his and his eligible dependents’ health, dental and vision insurance coverage and his disability and life insurance coverage, in both cases as in effect on the date of termination; and

●
such other or additional benefits, if any, as are provided under any employee benefit plan maintained by the Company and any option, restricted stock or similar equity award, which benefits are to be paid in accordance with the terms of the applicable plan or award agreement between Mr. Hester and the Company, and which options, restricted stock or similar equity award shall be vested and exercisable as of the date of termination.

Additionally, in connection with Mr. Hester’s joining the Company, the Company and Mr. Hester will enter into an indemnification agreement in substantially the same form as the Company has entered into with each of its existing officers.

In connection with Mr. Hester’s joining the company on August 13, 2012, JoLynn M. Sorum, will serve as the Company’s Vice President and Controller.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.
(Registrant)

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Date: August 9, 2012		Vice President, General Counsel and Secretary

SUMMIT HOTEL OP, LP
(Registrant)

	By:	SUMMIT HOTEL GP, LLC,
its General Partner

	By:	SUMMIT HOTEL PROPERTIES, INC.,
its Sole Member

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Date: August 9, 2012		Vice President, General Counsel and Secretary